EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934,as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, in his capacity as an officer of Veritone, Inc., that, to his knowledge, the Quarterly Report on Form 10-Q of Veritone, Inc. for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Veritone, Inc.

Date: May 9, 2023	By:	/s/ Ryan Steelberg
Ryan Steelberg
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 9, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Veritone, Inc. and will be retained by Veritone, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.